Exhibit 21.1

LOGITECH INTERNATIONAL S.A.
LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation
EUROPE
3Dconnexion GmbH	Federal Republic of Germany
3Dconnexion S.A.	Switzerland
3Dconnexion Polska Sp z.o.o.	Poland
Labtec Europe S.A.	Switzerland
Logi Trading and Services Limited Liability Company	Hungary
Logitech UK Limited	United Kingdom
Logitech (Jersey) Limited	Jersey, Channel Islands
Logitech 3D Holding GmbH	Federal Republic of Germany
Logitech Czech Republic, s r.o.	Czech Republic
Logitech Espana BCN SL	Spain
Logitech Europe S.A.	Switzerland
SAS Logitech France	Republic of France
Logitech GmbH	Federal Republic of Germany
Logitech Ireland Services Limited	Ireland
Logitech Italia SRL	Republic of Italy
Logitech Nordic AB	Sweden
Logitech Benelux B.V.	Kingdom of the Netherlands
Logitech Poland Spolka z.o.o.	Poland
Logitech S.A.	Switzerland
Logitech Austria GmbH	Austria
Logitech Middle East FZ-LLC	United Arab Emirates
Logitech (Streaming Media) SA	Switzerland
Logitech Hellas MEPE	Greece
Logitech Schweiz AG	Switzerland
Limited Liability Company “Logitech”	Russia
Logi Peripherals Technologies (South Africa) (Proprietary) Limited	South Africa
LifeSize Communications Limited	United Kingdom
LifeSize Communications, GmbH	Germany
LifeSize Communications SARL	France

LOGITECH INTERNATIONAL S.A.
LIST OF SUBSIDIARIES — (Continued)

Name of Subsidiary	Jurisdiction of Incorporation
AMERICAS
3Dconnexion Inc.	United States of America
Dexxa Accessorios De Informatica Do Brasil Ltda.	Brazil
Labtec Inc.	United States of America
Logitech (Intrigue) Inc.	Canada
Logitech (Slim Devices) Inc.	United States of America
Logitech (Streaming Media) Inc.	United States of America
WiLife, Inc.	United States of America
Logitech Canada Inc.	Canada
Logitech de Mexico S.A. de C.V.	Mexico
Logitech Inc.	United States of America
Logitech Servicios Latinoamérica, S.A. de C.V.	Mexico
Ultimate Ears LLC	United States of America
Ultimate Ears Incorporated	United States of America
UE Acquisition Inc.	United States of America
UE Consumer, LLC	United States of America
SightSpeed, Inc.	United States of America
LifeSize Communications, Inc.	United States of America

ASIA PACIFIC
LogiCool Co., Ltd.	Japan
Logitech Electronic (India) Private Limited	India
Logitech Far East, Ltd.	Taiwan, Republic of China
Logitech Hong Kong, Limited	Hong Kong
Logitech Korea Ltd.	Korea
Logitech New Zealand Co., Ltd.	New Zealand
Logitech Service Asia Pacific Pte. Ltd.	Republic of Singapore
Logitech Singapore Pte. Ltd.	Republic of Singapore
Logitech Technology (Suzhou) Co., Ltd.	People’s Republic of China
Suzhou Logitech Computing Equipment Co., Ltd.	People’s Republic of China
Suzhou Logitech Electronic Co. Ltd.	People’s Republic of China
Logitech Asia Logistics Limited	Hong Kong
Logitech Asia Pacific Limited	Hong Kong
Logitech Australia Computer Peripherals Pty, Limited	Commonwealth of Australia
Logitech (Beijing) Trading Company Limited	People’s Republic of China
Logitech Technology (Shenzhen) Consulting Co., Ltd.	People’s Republic of China
LifeSize Hong Kong Limited	Hong Kong
LifeSize Communications Pte. Ltd.	Singapore
LifeSize Communications India Private Limited	India
LifeSize Communications KK	Japan